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                                                                      EXHIBIT 10

                          SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (the "AGREEMENT") is made and entered into this 5 day of Dec., 2000 by and between:

     (1) Celeritek Inc., a company organized and existing under the laws of California, U.S.A., having its registered office at 3236 Scott Blvd., Santa Clara, CA 95054, U.S.A. (hereinafter referred to as "CELERITEK");

     (2) Suntek Compound Semiconductor Co. Ltd., a company organized and existing under the laws of the Republic of China ("ROC"), having its registered address at No. 8, Kuang-Fu Road, Hsin-Chu Industrial Park, Hsin-Chu Shien, Taiwan, 303 R.O.C. (hereinafter referred to as the "COMPANY");

     (3) Procomp Informatics Ltd., a company organized and existing under the laws of the ROC, having its registered office at 5F, 69-10, Section 2, Chung-Chen E. Rd., Tamshui, Taipei Hsien, Taiwan, ROC (hereinafter referred to as "Procomp"); and

     (4) Acer Communications & Multimedia Inc., a company organized and existing under the laws of the ROC, having its registerd office at 157, Shan-Ying Rd., Kweishan, Taoyuan 333, Taiwan, ROC (hereinafter referred to as "ACM").

(The term "PARTIES" shall refer to Celeritek, the Company, Procomp and ACM and the term "PARTY" shall refer to any one of them. Procomp and ACM shall sometimes refer to the Principal Shareholders for the purpose of this Agreement.)

                               W I T N E S S E T H

WHEREAS, the Company currently has an authorized capital of NT$2,800,000,000 divided into 280,000,000 shares of common stock at a par value of NT$10 each, of which 70,000,000 shares are fully issued and outstanding;

WHEREAS, the Company has resolved to increase its paid-in capital to NT$2,150,000,000 by issuing 145,000,000 shares of common stock at the par

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value of NT$10 per share (hereinafter referred to as "CONTEMPLATED CAPITAL
INCREASE").

WHEREAS, Celeritek desires to invest in the Company by subscribing to 7,500,000 shares of common stock to be issued by the Company under the Contemplated Capital Increase;

WHEREAS, after the Contemplated Capital Increase, Procomp will own 100,000,000 shares, constituting approximately 46.5% of the issued and outstanding shares of the Company and ACM, through its subsidiary Darly Venture, will indirectly own 57,816,000 shares, constituting approximately 26.8% of the issued and outstanding shares of the Company;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the Parties hereto agree as follows:

                                    ARTICLE 1

                             SUBSCRIPTION TO SHARES

1.01 ISSUANCE OF SHARES. Subject to and in accordance with the terms and conditions set forth herein, Celeritek agrees to subscribe to 7,500,000 shares (hereinafter referred to as the "SHARES") of common stock of the Company to be newly issued under the Contemplated Capital Increase at a subscription price of NT$10 per share and NT$75,000,000 in aggregate (hereinafter referred to as the "SUBSCRIPTION PRICE"), and the Company agrees to, and the Principal Shareholders agree to cause the Company to, reserve the Shares for subscription by Celeritek. The Shares shall represent 3.48% of the total issued and outstanding shares of the Company after the Contemplated Capital Increase.

1.02 CORPORATE ACTIONS. The Company shall take any and all corporate actions to issue the Shares for subscription by Celeritek and the Principal Shareholders agree to waive their respective preemptive rights to subscribe to the Shares, if applicable.

                                    ARTICLE 2

                          PAYMENT OF SUBSCRIPTION PRICE

2.01 TIME. Celeritek shall make, through wire transfer, the payment of the Subscription Price for the Shares to the bank account as designated by the


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Company on or before the date to be further notified by the Company, provided that at least a one business day prior written notice shall be given to Celeritek. Immediately after receipt of the Subscription Price, the Company shall deliver to Celeritek a certificate acknowledging receipt of payment of the Subscription Price.

2.02 DELIVERIES OF SHARE CERTIFICATES. The Company shall deliver the share certificates representing the Shares to Celeritek within seven (7) days after the Company amendment registration reflecting Contemplated Capital Increase has been approved by the Ministry of Economic Affairs.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to Celeritek as follows:

3.01 ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the ROC and has obtained all the government approvals, certificates and permits necessary for the rights, benefits and incentives that it is entitled to under the laws and regulations of the ROC.

3.02 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company and the Principal Shareholders have the authority to enter into this Agreement and to carry out its obligations hereunder.

3.03 CAPITALIZATION. The Company has an authorized and issued share capital of NT$2,800,000,000 divided into 280,000,000 shares of common stock at a par value of NT$10 each, of which 215,000,000 shares will be validly issued and outstanding and fully paid after the Contemplated Capital Increase.

3.04 COMPLIANCE WITH LAW. The Company is in compliance with its organizational and corporate documents and with all laws, ordinances, regulations and orders applicable to its business. The Company is not aware of any non-compliance of such laws, ordinances, regulations and orders of a material nature that have not been corrected.

3.05 MATERIAL CONTRACTS. All of the material contracts, agreements and instruments to which the Company is a party are valid, binding and in full force and effect in all material respects, including but not limited to the Company's contracts with Mitsubishi Electric Corporation and Procomp Informatics Ltd.

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3.06 INTELLECTUAL PROPERTY. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as presently conducted, to the Company's knowledge with respect to any such rights in recipes, without any conflict with, or infringement of, the rights of others. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity.

3.07 BOARD MEMBERSHIP. Within thirty (30) days after the payment of the Subscription Price by Celeritek, the Principal Shareholders shall cause the Chairman of the Company to call a board meeting and adopt a board resolution in writing approving to invite the Celeritek appointee to attend the board meeting for a period of three years after the date of such a board meeting. Written notice of the date, time, and place of any meeting of the board of the Company and the specific purpose or purposes for which the meeting is convened, shall be delivered to Celeritek or its designated person no less than seven days before the date of the meeting. Notices sent to Directors shall be written in both Chinese and English. In the event that the board meeting is convened at any time without such prescribed notice in case of an emergency, a notice and the minutes of such a board meeting shall be provided to Celeritek within five (5) days after such a board meeting.

3.08 FINANCIAL STATEMENTS. Celeritek shall have the right to receive the quarterly, semi-annual and annual financial statements of the Company as well as the audited annual financial statements during the period when Celeritek remains as a shareholder of the Company.

                                    ARTICLE 4

                           SHARE TRANSFER RESTRICTION

Except as otherwise agreed by and between the Parties hereto, the Parties agree not to sell, assign, pledge or in any other manner transfer title to or otherwise encumber any of the shares of the Company held by them before the shares of the Company are listed or traded on any internationally recognized stock exchange, including, without limitation, listed on the Taiwan Stock Exchange or traded on Taiwan OTC market.


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                                    ARTICLE 5

                     EXECTION OF CAPACITY PURCHASE AGREEMENT

The Company shall, and the Principal Shareholders shall cause the Company to, enter into a Capacity Purchase Agreement with Celeritek within six (6) calendar weeks after execution of this Agreement, under which the Company shall agree to sell to Celeritek and Celeritek shall agree to purchase from the Company up to 18% of the production capacity of the GaAs wafers manufactured by the Company on terms and conditions mutually acceptable to the Company and Celeritek.

                                    ARTICLE 5

                     INITIAL PUBLIC OFFERING OF THE COMPANY

Each of the Principal Shareholders shall endeavor to cause the shares of the Company listed or traded on any internationally recognized stock exchange, including, without limitation, listed on the Taiwan Stock Exchange or traded on Taiwan OTC market by November 30, 2004.

                                    ARTICLE 6

                               GENERAL PROVISIONS

6.01 GOVERNING LAW AND JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the ROC. Any disputes arising out of or relating to this Agreement shall be submitted for arbitration in Taipei in accordance with the ROC Arbitration Law.

6.02 AMENDMENT. This Agreement may be amended by the Parties in writing.

6.03 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received personally or by mail, telex or transmission directed to the Parties at the following addresses (or at such other address of a Party as shall be specified by like notice):

(1)  if to Celeritek:

     Attention: Ms. Margaret Smith
     Address:   3236 Scott Blvd., Santa Clara, CA  95054, U.S.A.
     Fax:       (408) 986-5080


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(2)  if to the Company:

     Attention: Sophie Yeh
     Address:   No. 8, Kuang-Fu Road, Hsin-Chu Industrial Park Hsin-Chu Shien,
                Taiwan, 303 R.O.C.
     Fax:       (03) 597-6509

(3)  if to Procomp:

     Attention: Sophie Yeh
     Address:   5F, 69-10, Section 2, Chung-Chen E. RD., Tamshui, Taipei Hsien,
                Taiwan R.O.C.
     Fax:       (02) 8809-4163

(4)  if to ACM:

     Attention:
     Address:
     Fax:

6.04 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, made by the Parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.



Celeritek Inc.


By
  ------------------------
  Name: Margaret Smith
  Title: CFO

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Suntek Compound Semiconductor Co. Ltd.

By
  ----------------------
  Name: Yeh Suh Fei
  Title:  Chairperson

Procomp Informatics Ltd.

By
  ----------------------
  Name: Yeh Suh Fei
  Title:  Chairperson

Acer Communications and Multimedia Inc.

By
  ----------------------
  Name:
  Title:




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